Exhibit 99.3

VECO CORPORATION AND SUBSIDIARIES

Interim Unaudited Condensed Consolidated Financial Statements

June 30, 2007 and 2006

VECO CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet

(Unaudited)

(In thousands, except share data)

June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$42,603
Investment securities	3,585
Accounts receivable, net	159,282
Costs and estimated earnings in excess of billings	61,165
Inventory	3,124
Prepaid expenses and other current assets	5,698
Deferred tax assets	10,711
Total current assets	286,168

Joint ventures and other investments	10,219
Restricted investment securities, held-to-maturity	10,888
Land, facilities, and equipment, net	120,121
Goodwill	7,441
Intangible assets, net	1,622
Deferred tax assets	8,877
Other assets	2,291
$447,627

Liabilities and Stockholders’ Equity

Current liabilities:
Lines of credit payable	$3,754
Current portion of long-term debt	19,441
Accounts payable	62,573
Accrued expenses and other liabilities	34,482
Billings in excess of costs and estimated earnings	18,714
Income taxes payable	34,203
Deferred revenue	16,568
Total current liabilities	189,735

Deferred tax liabilities	3,337
Deferred revenue	26,018
Accrued expenses and other liabilities	6,737
Long-term debt, less current portion	74,021
Total liabilities	299,848

Commitments and contingencies (Note 8)

Stockholders’ equity:
Common stock, no par value. Authorized 100,000 shares; issued and outstanding 1,057 shares	247
Additional paid-in capital	9,208
Treasury stock, 416 shares at cost	(13,940)
Retained earnings	145,479
Accumulated other comprehensive income	6,785
Total stockholders’ equity	147,779
$447,627

The accompanying notes are an integral part of these consolidated financial statements.

VECO CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands)

	Three Months Ended June 30,
	2007	2006
Revenues	$235,557	$191,691

Operating expenses:
Direct costs, exclusive of depreciation and amortization	195,815	163,591
General and administrative	17,053	12,782
Depreciation and amortization	6,788	4,814
(Gain) loss on disposal of assets	(14,012)	30
	205,644	181,217
Income from operations	29,913	10,474
Interest expense	(1,967)	(1,745)
Investment income	1,118	954
Equity in (loss)/earnings of joint ventures	(25)	441
Income before income taxes	29,039	10,124
Income tax expense	11,909	2,496
Net income	$17,130	$7,628

The accompanying notes are an integral part of these consolidated financial statements.

VECO CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended June 30,
	2007	2006
Operating activities:
Net income	$17,130	$7,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,788	4,814
Deferred taxes	(1,665)	(439)
Provision for bad debts	2	—
(Gain) loss on disposal of assets	(14,012)	30
Undistributed earnings of joint ventures, net	25	(441)
Changes in assets and liabilities:
Accounts receivable	(27,845)	(45,721)
Prepaid expenses and other current assets	2,497	(272)
Prepaid and refundable income taxes	(8)	4
Costs and estimated earnings in excess of billings	(2,443)	(1,615)
Accounts payable	(1,555)	11,761
Accrued expenses and other liabilities	(636)	19,058
Billings in excess of costs and estimated earnings	(849)	(1,593)
Income taxes payable	13,297	1,805
Deferred revenue	4,491	(8,608)
Other assets and liabilities	(1,653)	(1,691)
Net cash used in operating activities	(6,436)	(15,280)

Investing activities:
Proceeds from sale of property and equipment	17,041	31
Purchase of property and equipment	(9,106)	(5,964)
Net cash provided by (used in) investing activities	7,935	(5,933)

Financing activities:
Net (payments) proceeds under line-of-credit	(2,710)	22,833
Distributions to stockholders	(504)	(4,327)
Proceeds from issuance of long-term debt	561	2,384
Principal payments on long-term debt	(5,704)	(8,820)
Net cash (used in) provided by financing activities	(8,357)	12,070
Effect of exchange rate changes on cash	3,416	881
Net decrease in cash and cash equivalents	(3,442)	(8,262)
Cash and cash equivalents at beginning of year	46,045	47,705
Cash and cash equivalents at end of year	$42,603	$39,443

Supplemental disclosure of cash flow information:
Interest paid	$1,935	$1,625
Income taxes paid	205	1,202

The accompanying notes are an integral part of these consolidated financial statements.

VECO CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
June 30, 2007
(unaudited)
(In thousands, except share amounts)

(1)                     Summary of Significant Accounting Policies

(a)                      Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP).  However, as they have been prepared as of an interim date, these statements do not include all of the information required by GAAP for complete financial statements. The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates and assumptions have been prepared on the basis of the most current and best available information and actual results could differ from those estimates.

In the opinion of VECO Corporation’s (VECO) management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These unaudited interim condensed consolidated financial statements should be read in conjunction with VECO’s annual audited consolidated financial statements as of and for the year ended March 31, 2007.  In the following text, the terms “we,” “our,” “our company,” and “us” may refer to VECO.

 (b)                   Stockholders’ Equity

The significant changes in stockholders’ equity for the three months ended June 30, 2007 are as follows:

	Shares	Amount
Stockholders’ Equity, March 31, 2007	1,057	$125,433
Net income	—	17,130
Dividends declared	—	(504)
Other comprehensive income	—	5,720
Stockholders’ Equity, June 30, 2007	1,057	$147,779

(c)               Recently Adopted Accounting Standards

In June 2006, the FASB issued FIN 48, which is effective for us beginning on April 1, 2007.  FIN 48 establishes a process to measure the impact of uncertainty associated with an income tax position. Under FIN 48, the effect of an income tax position on the income tax provision must be recognized at the amount that is more likely than not to be sustained upon examination by the relevant taxing authority. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Under the Company’s previous policy, tax positions were recognized to the extent they were probable of being sustained. The adoption of the provisions of FIN 48 on April 1, 2007 did not result in an impact on the financial statements. See Footnote 6 for further discussion of the impact of adopting FIN 48.

(2)                     Comprehensive Income

Comprehensive income includes foreign currency translation gains and losses that have been reflected as a component of stockholders’ equity and have not impacted net income. The following table summarizes the components of comprehensive income for the three months ended June 30, 2007 and 2006:

	Three Months Ended June 30,
	2007	2006
Net income	$17,130	$7,628
Foreign currency translation gains	5,720	3,181
Comprehensive income	$22,850	$10,809

(3)                     Joint Ventures and Other Investments

The Company routinely enters into joint ventures to service the needs of its clients. Such arrangements are customary in the engineering and construction industry and generally are project specific and facilitate the completion of contracts that are jointly owned with the Company’s joint venture partners. These joint ventures are formed to leverage the skills of the respective partners and include consulting, construction, and operations and maintenance contracts. The Company’s risk of loss on joint ventures is similar to what the risk of loss would be if the project was self-performed, other than the fact that the risk is shared with the Company’s partner.

The Company’s interests in certain joint ventures are considered variable interest entities (VIE’s) under FIN 46(R). The Company has classified entities identified as VIE’s into two groups, the first of which includes those entities that the Company has consolidated under the guidance of FIN 46(R), as the Company is considered the primary beneficiary, and the second group which includes those entities which the Company was not required to consolidate.

For VIE’s where the Company is not the primary beneficiary and those entities which are not VIE’s, the Company accounts for its investments in affiliated unconsolidated companies using the cost or equity method of accounting. Under the equity method, the Company’s proportionate share of net income or loss is included as equity in earnings of joint ventures on the accompanying consolidated statements of income. In general, the equity investment in joint ventures is equal to the proportionate share of those entities’ undistributed earnings. Under the cost method, investments are carried at acquisition cost with distributions recognized as income when received. The Company provides certain services, including engineering and construction management to these unconsolidated affiliates. These services are billed to the affiliates in accordance with the provisions of contractual agreements.

A summary of the Company’s interest in joint ventures and other investments at June 30, 2007 is as follows:

	Percentage ownership
Asia Petroleum, Ltd.	13%	$2,912
SMNM/VECO Joint Venture	50	313
ECC-VECO, LLC	50	3,422
Nana/VECO Joint Venture	50	594
HEBL, Inc.	100	688
Other	—	2,290
		$10,219

The combined financial position and results of operations of the Company’s joint ventures accounted for on the equity method as of and for the three-months ending June 30, 2007 are as follows:

Combined Financial Position

Assets:
Current and long-term assets	$149,199
Facilities and equipment, net of accumulated depreciation	113,341
$262,540
Liabilities and equity:
Current and long-term liabilities	$258,096
Equity	4,444
$262,540

Combined Results of Operations

	2007	2006
Revenues	$1,604	$16,854
Costs and expenses	1,587	16,634
Net income	$17	$220
Net income (loss) allocable to the Company	$(25)	$441

The Company has investments in two VIE’s for which they are not considered the primary beneficiary — HEBL, Inc. (HEBL) and Barbados Correction Corporation (BCC) because the partners are deemed to be the primary beneficiary.

HEBL was established in 1991 to construct, finance and lease 366 housing units to the U.S. Air Force pursuant to a Section 801 Housing Contract. The contract was financed through a private placement of nonrecourse senior secured notes. The Company’s maximum exposure to loss from HEBL as of June 30, 2007 is $688, which represents the investment balance.

BCC was established in 2005 to facilitate the construction and financing of a prison in Barbados. The contract is financed through nonrecourse notes. The Company’s maximum exposure to loss from BCC as of June 30, 2007 is $19,822, which represents the receivable due for construction work performed.

(4)                     Goodwill and Intangible Assets

A summary of the Company’s goodwill and intangible assets at June 30, 2007 is as follows:

Goodwill	$7,441
Amortizable intangibles:
Lease rights, at cost, net of accumulated amortization of $2,046	1,622
$9,063

Amortization expense on lease rights and patents was $44 and $59, respectively, during the three-months ending June 30, 2007 and 2006.

(5)                     Long–Term and Other Debt

(a)              Long–Term Debt

The Company’s nonrecourse and other long–term debt at June 30, 2007 consists of the following:

Nonrecourse:
Mortgages payable in monthly installments of $138 to July 2020, secured by real estate, rents and leases. Interest at 5.35%.	$15,533
Mortgages payable in monthly installments of $56 to December 2016, secured by real estate. Interest at 6.59%.	4,773
Mortgages payable in monthly installments of $99 to April 2009, secured by investment securities. Interest at 8.06%.	11,084
31,390

Other:
Contracts and lines-of-credit payable, due in monthly installments to April 2012, secured by equipment with an approximately equal carrying value. Weighted average interest at 6.9%.	$48,405

Mortgage payable in monthly installments of $196 to April 2017. Interest at 7.62%, secured by real estate.	8,050
Debenture payable in variable monthly installments to June 2010. Interest at the Canadian one month Bankers Acceptance Rate plus 3.0% (7.3% effective interest rate), secured by real estate and certain other equipment.	1,876
Capitalized leases payable in monthly installments to March 2010.	3,741
62,072
Total long-term debt	93,462
Less current portion of long-term debt	19,441
$74,021

(b)              Lines of Credit and Letters of Credit

The Company has a revolving line of credit payable on demand of approximately $8,700 with a Canadian bank. Collateral consists of certain assets of the Company. Outstanding balances bear interest at the Canadian prime rate plus 0.75%. The interest rate at June 30, 2007 was 6.75%. Outstanding borrowings under the agreement at June 30, 2007 were $3,754.

The Company has a $20,000 revolving line of credit with a bank which expires October 1, 2007. Collateral consists of accounts receivable. Outstanding balances bear interest at the prime rate. There were no outstanding borrowings at June 30, 2007. At June 30, 2007, the available line of credit is reduced by outstanding letters of credit amounting to approximately $2,247, including the $1,000 unconditional U.S. bank guarantee on the Abu Dhabi line of credit.

The Company has a revolving line–of–credit with an Abu Dhabi bank of approximately $1,089. Outstanding balances bear interest at the three months EBOR plus 1%. Collateral consists of an unconditional bank guarantee of $1,000 by an U.S. bank. There were no outstanding borrowings at June 30, 2007.

(c)               Restrictive Covenants

The Company’s debt agreements contain various covenants which, among other things, require the maintenance of certain financial ratios related to debt to net worth, debt service coverage, interest coverage and current ratios.

(6)                     Income Taxes

The Company adopted the provisions of FIN 48 on April 1, 2007.  FIN 48 establishes a process to recognize and measure the impact of uncertainty associated with income tax positions.  For income tax benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.  There was no impact on the financial statements as a result of the implementation of FIN 48.  At the adoption date of April 1, 2007 and at June 30, 2007, the Company had $2,000 (net of federal and state benefit) recorded as a liability for uncertain tax positions, which would all affect the effective tax rate if recognized.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.  As of June 30, 2007 and April 1, 2007, the Company had approximately $111 and $90, respectively, of accrued interest and penalties related to uncertain tax positions.

(7)                     Related Party Transactions

The consolidated financial statements include transactions with related parties (mainly joint ventures) incurred in the normal course of business as follows:

	2007	2006
Due from, included in accounts receivable	$22,395	$5,748
Due to, included in accounts payable	2,314	1,947
Revenues	12,337	6,005
Costs and expenses	1,970	116
Construction of building	500	905

(8)                     Commitments and Contingencies

(a)              Litigation

The Company is a defendant in various claims and litigation related to contract disputes, employment issues, personal injury and third party liability. Certain claims are recent and evaluation of possible liability, if any, has not been completed. Management has provided for claims and litigation for which an unfavorable outcome is probable and an estimate of the liability can be made.

The Company has filed a lawsuit against a major client for recovery of contractually stipulated overhead cost recovery on field craft labor. The contractually receivable amount in question has been fully reserved in the financial statements pending the final determination of amounts recoverable under the applicable contractual provisions. Accordingly, no amounts related to the recovery of this claim will be recognized in the financial statements until realized.

(b)              Warranty

In accordance with standard industry practice, the Company is obligated to perform warranty or other post-completion work. Estimable amounts are included in the calculation of estimated earnings on uncompleted contracts. Management believes the final amounts will not be material to the financial statements.

(c)               Purchase of Minority Stockholders’ Interest

The Company may be required under an agreement with certain minority stockholders to purchase the minority interest upon disability or termination of employment of the stockholder. The purchase price is based on fair value.

(d)              Illegal Activities

In May 2007, the former Chief Executive Officer and a former Vice President of the Company entered into plea agreements with the United States Department of Justice. They pled guilty to felony criminal charges involving bribery of government officials, violation of campaign contribution laws and tax fraud. The plea agreements relate to payments to Alaskan state legislators and the underpayment of federal income taxes resulting from deductions taken for these amounts. In addition, the CEO’s plea agreement requires him to cooperate in all federal, state and local investigations. The two officers have resigned from the Company as a result of these matters.

The government’s investigation is continuing, and while discussions with the Department of Justice and the Internal Revenue Service have been held, the Company does not know the specifics of the investigations and what impact they could have on the Company or the Company’s employees.  While the Company has estimated the impact on the financial statements of the tax issues as described below, the Company cannot estimate with any certainty what the final settlement will be with the Internal Revenue Service.  At this time, the Company is also unable to estimate what impact, if any, the investigations by other state and federal authorities may have on the Company’s financial position or results of operations.

As a result of a potential acquisition of the Company, the illegal acts described above, and ongoing investigations by the Department of Justice and the Internal Revenue Service, an investigation was conducted by independent counsel related to the conduct of the Company’s past operations. This investigation included a review of accounting records, electronic communications and other documents. It also evaluated deductions taken on the Company’s tax returns that may not be appropriate. The Company is cooperating with the Internal Revenue Service to resolve the tax issues, and has accrued additional income taxes, interest, and penalties for the 2007, 2006, 2005 and 2004 fiscal years ending March 31 in the amounts of $486, $1,007, $836 and $386, respectively.

(9)                     Subsequent Events

On September 7, 2007, the Company entered into a stock purchase agreement with CH2M HILL Companies, Ltd. (CH2M HILL) to sell substantially all of its operating businesses.  The consideration that CH2M HILL paid for the Company was approximately $350,000 in the aggregate, including cash and the assumption of certain liabilities.

Subsequent to the acquisition of the common stock of the Company by CH2M HILL, all of the Company’s lines of credit and notes payable were paid off and/or terminated or allowed to expire with the exception of $31,700 of nonrecourse mortgage notes payable.  There are no significant restrictive covenants on the nonrecourse mortgage notes payable.